                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            ADVANCED FIBRE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                              1 WILLOW BROOK COURT
                           PETALUMA, CALIFORNIA 94954
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997

To our Stockholders:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (the "Company"), which will be held at the offices of the Company, 9 Willow Brook Court, Petaluma, California 94954 at 1:00 p.m. on May 14, 1997 (the "Annual Meeting") for the following purposes:

    1. To elect two directors to the Board of Directors to serve a three-year term, such directors to constitute Class I of the Company's Board of Directors;

    2. To consider and vote upon a proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997; and

    3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the Annual Meeting at the principal offices of the Company, 1 Willow Brook Court, Petaluma, California, 94954. The stock transfer books will not be closed between the record date and the date of the Annual Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                          /s/ DONALD GREEN
                                          -----------------------------
                                          Donald Green

                                          CHAIRMAN OF THE BOARD

April 4, 1997

Petaluma, California

STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                      ADVANCED FIBRE COMMUNICATIONS, INC.
                           TO BE HELD ON MAY 14, 1997

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC" or the "Company") of proxies to be voted at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the offices of the Company, 9 Willow Brook Court, Petaluma, California 94954 on May 14, 1997 at 1:00 p.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 4, 1997. The Company's 1996 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1996 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

    The close of business on March 21, 1997 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, AFC had 33,518,073 shares of Common Stock, $.01 par value, issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon. Representation of at least a majority of all outstanding shares of Common Stock of Advanced Fibre Communications, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Annual Meeting.

    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to AFC will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1--Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2--Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting. Election of directors by stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by AFC. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular AFC employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified Board of Directors composed of seven directors. Accordingly, the terms of the office of the Board of Directors are divided into three classes. Class I will expire at the Annual Meeting; Class II will expire at the annual meeting of stockholders to be held in 1998; and Class III will expire at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders, beginning with the 1997 annual meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. The Company is continuing to seek to add one additional director to the Board of Directors. To the extent there is an increase in the number of directors, additional directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company's directors, executive officers, and key employees.

    The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the two Class I nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board of Directors and are both currently members of the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card.

    In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS I--NOMINEES FOR ELECTION:

NAME                      PRINCIPAL OCCUPATION                                                DIRECTOR SINCE       AGE
------------------------  ------------------------------------------------------------------  ---------------  -----------
Carl J. Grivner           President and Chief Operating Officer, Advanced Fibre                       1996             43
                          Communications, Inc.

Clifford H. Higgerson     General Partner, Vanguard Venture Partners                                  1993             57

CLASS II--DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING OF
  STOCKHOLDERS:

NAME                      PRINCIPAL OCCUPATION                                                DIRECTOR SINCE       AGE
------------------------  ------------------------------------------------------------------  ---------------  -----------
B.J. Cassin               Private Venture Capitalist                                                  1993             63

Brian Jackman             Executive Vice President, Tellabs, Inc.                                     1993             55

CLASS III--DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING OF
  STOCKHOLDERS:

NAME                      PRINCIPAL OCCUPATION                                                DIRECTOR SINCE       AGE
------------------------  ------------------------------------------------------------------  ---------------  -----------
Donald Green              Chairman of the Board and Chief Executive Officer, Advanced Fibre           1992             65
                          Communications, Inc.

Dan Rasdal                Chairman of the Board, SymmetriComm, Inc.                                   1993             63

    DONALD GREEN was a co-founder of the Company and has been the Company's Chairman of the Board and Chief Executive Officer since May 1992. He founded Optilink Corporation ("Optilink") in 1987 to develop a fiber NGDLC system called the Litespan 2000. Mr. Green was the President and Chief Executive Officer of Optilink from 1987 until its acquisition by DSC Communications Corporation ("DSC") in 1990. From 1990 until the founding of the Company, Mr. Green was Vice President and General Manager of the Access Products division of DSC. Prior to founding Optilink, Mr. Green served for 17 years as Chief Executive Officer of Digital Telephone Systems, a company he founded in 1969 to develop, manufacture and market the D960 Digital Loop Carrier System. Prior to founding Digital Telephone Systems, Mr. Green served as Project Engineer and, subsequently, Vice President of Engineering for Lynch Communication Inc., a telecommunications company, as well as Design Engineer for RCA Standard Telephone Cables (UK), a telecommunications company. Mr. Green began his career with British Telecom, a telecommunications company, and is a graduate of the British Institute of Electrical Engineers.

    CARL J. GRIVNER has been the Company's President and Chief Operating Officer since December 1995 and a director since May 1996. From July 1995 to December 1995, he was the Company's Chief Operating Officer. From September 1994 to July 1995, he was President of Enhanced Business Services of Ameritech, a Regional Bell Operating Company. From 1986 to September 1994, Mr. Grivner held various general management positions at Ameritech, including President of Ameritech's Advertising Services (Yellow Pages) Unit. From 1977 to 1986, he held a variety of technical and marketing positions at International Business Machines, Inc. Mr. Grivner holds a Bachelor of Arts degree in Biology from Lycoming College and an advanced degree from the University of Pennsylvania, Wharton School of Business.

    B.J. CASSIN has been a director of the Company since January 1993. Since 1979, he has been a private venture capitalist. Mr. Cassin is also a director of Cerus Corporation and six private companies.

    CLIFFORD H. HIGGERSON has been a director of the Company since January 1993. Mr. Higgerson has been a general partner of Vanguard Venture Partners, a venture capital firm and a stockholder of the Company, since July 1991 and managing partner of Communications Ventures, a venture capital firm, since 1987. Mr. Higgerson is also a director of Digital Microwave Corporation and eight private companies.

    BRIAN JACKMAN has been a director of the Company since September 1993. Mr. Jackman has been the Executive Vice President of Tellabs, Inc., a telecommunications equipment company and a stockholder of the Company, and the President of Tellabs Operations, Inc., a subsidiary of Tellabs, Inc., since 1991. From 1990 to 1993, Mr. Jackman was the Executive Vice President of Business Operations of Tellabs, Inc. From 1989 to 1990, he was the Senior Vice President/General Manager of the data communications division of Tellabs, Inc. Mr. Jackman is also a director of Tellabs, Inc. and Universal Electronics, Inc.

    DAN RASDAL has been a director of the Company since February 1993. Mr. Rasdal has been Chairman of the Board of SymmetriComm, Inc., a telecommunications company, since July 1989, and the President and Chief Executive Officer of SymmetriComm since 1985. Mr. Rasdal is also a director of Celeritek, Inc., a semiconductor manufacturer.

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of 13 meetings during the fiscal year ended December 31, 1996 (the "1996 fiscal year"). Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

    The Company has two standing committees: an Audit Committee and a Compensation Committee. There is no nominating committee or committee performing the function of such committee.

    The Audit Committee, currently consisting of Messrs. Cassin, Higgerson and Rasdal, meets with the Company's financial management and its independent public accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee held three meetings during the 1996 fiscal year.

    The Compensation Committee, currently consisting of Messrs. Higgerson and Jackman, reviews and approves the Company's compensation arrangements for key employees and administers the Company's 1996 Stock Incentive Plan and the Company's Employee Stock Purchase Plan. This Committee held one meeting during the 1996 fiscal year.

                             DIRECTOR COMPENSATION

    Non-employee Board members do not receive any cash fees for their service on the Board or any Board committee, but they are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. In addition, non-employee Board members receive stock options pursuant to the Automatic Option Grant Program in effect under the Company's 1996 Stock Incentive Plan.

    Under the Automatic Option Grant Program, each individual who first joins the Board after June 30, 1996 as a non-employee Board member will receive a non-qualified stock option grant for 20,000 shares of Common Stock at the time of his or her commencement of board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual meeting of stockholders, beginning with the Annual Meeting, each individual who is to continue to serve as a non-employee Board member will receive a non-qualified stock option grant to purchase 6,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company and whether or not such individual first joined the Board after June 30, 1996, provided that such individual has served as a non-employee Board member for at least six months.

    Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. Each automatic option grant will vest in a series of installments over the optionee's period of Board service as follows: one-third of the option shares upon completion of one year of Board service, and the balance in twenty-four
(24) successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

                                   PROPOSAL 2
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1996. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the Annual Meeting to ratify the selection of KPMG Peat Marwick LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 31, 1997, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of KPMG Peat Marwick LLP, the Board of Directors would reconsider such selection.

    A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock of the Company; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group.

                                                                                              SHARES BENEFICIALLY
                                                                                                  OWNED AS OF
                                                                                             FEBRUARY 28, 1997(1)
                                                                                          ---------------------------
NAME OF BENEFICIAL OWNER                                                                     NUMBER      PERCENTAGE
----------------------------------------------------------------------------------------  ------------  -------------
Tellabs, Inc.(2) .......................................................................     3,381,027         10.0%
  4951 Indiana Avenue
  Lisle, IL 60532

Coral Partners II(3) ...................................................................     3,308,665          9.9%
  60 South Sixth Street, Suite 3510
  Minneapolis, MN 55402

St. Paul Venture Capital, Inc.(4) ......................................................     2,826,556          8.3%
  8500 Normandale Lake Blvd., Suite 1940
  Bloomington, MN 55437

Vanguard IV, L.P. ......................................................................     2,696,397          8.1%
  525 University Avenue
  Palo Alto, CA 94301

B.J. Cassin(5)..........................................................................     1,292,915          3.9%

Donald Green(6).........................................................................     1,851,701          5.5%

Carl Grivner(7).........................................................................       267,393        *

Clifford H. Higgerson(8)................................................................     2,696,397          8.1%

Brian Jackman(9)........................................................................     3,401,993         10.1%

Dan Rasdal(10)..........................................................................        63,000        *

Karen Godfrey(11).......................................................................       106,113        *

Glenn Lillich(12).......................................................................       279,262        *

Dan E. Steimle(13)......................................................................       266,242        *

All executive officers and directors as a group (9 persons)(14).........................    10,225,016         29.2%

------------------------

*   Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 300,000 shares which may be acquired upon exercise of a warrant.

 (3) Includes 4,150 shares held by Yuval Almog and 5,263 shares held in an IRA by Dain Bosworth, Inc. as a custodian for the benefit of Yuval Almog. Also includes 4,150 shares held by Peter McNerney. Messrs. Almog and McNerney are two of the general partners of Coral Management Partners II, which is the general partner of Coral Partners II, and may be deemed to be the beneficial owners of such shares. Mr. Almog and Mr. McNerney disclaim beneficial ownership of such shares.

 (4) St. Paul Venture Capital, Inc. is an affiliate of St. Paul Fire and Marine Insurance Company, which is the record owner of the shares. Includes 831,880 shares which may be acquired upon exercise of warrants.

 (5) Includes 212,053 shares held in trust by the Robert S. Cassin Charitable Trust. Also includes 43,380 shares which may be acquired upon exercise of a warrant held by Mr. Cassin as conservator for Robert Cassin, 75,000 shares held in trust by The Cassin Foundation and 75,000 shares held in trust by the Cassin 1997 Charitable Trust UTA dated 1/28/97. The remaining shares are held in trust by B.J. Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust U/D/T, dated January 31, 1996.

 (6) Includes 321,502 shares issuable upon exercise of options held by Mr. Green, 146,576 of which shares will be vested as of 60 days from February 28, 1997. Also includes 294,044 shares which may be acquired by Mr. Green upon exercise of warrants. Excludes shares held by Mr. Green's adult children.

 (7) Includes 216,489 shares issuable upon exercise of options held by Mr. Grivner, 26,678 of which shares will be vested as of 60 days from February 28, 1997.

 (8) Includes 2,696,397 shares held by Vanguard IV, L.P. Mr. Higgerson is a general partner of Vanguard Venture Partners, L.P., which is the general partner of Vanguard IV, L.P. and may be deemed to be the beneficial owner of such shares owned by Vanguard IV, L.P. Mr. Higgerson disclaims beneficial ownership of such shares.

 (9) Includes 3,381,027 shares held by Tellabs, Inc., 300,000 of which shares may be acquired upon exercise of a warrant. Mr. Jackman is the Executive Vice President of Tellabs, Inc. and the President of Tellabs Operations, Inc. and may be deemed to be the beneficial owner of such shares owned by Tellabs, Inc. Mr. Jackman disclaims beneficial ownership of such shares. Also includes 10,000 shares which may be acquired by Mr. Jackman upon exercise of a warrant.

(10) Includes 63,000 shares issuable upon exercise of options held by Mr. Rasdal, 40,000 of which shares will be vested as of 60 days from February 28, 1997.

(11) Includes 79,515 shares issuable upon exercise of options held by Ms. Godfrey, 42,826 of which shares will be vested as of 60 days from February 28, 1997.

(12) Includes 259,225 shares issuable upon exercise of options held by Mr. Lillich, 177,147 of which shares will be vested as of 60 days from February 28, 1997. Also includes 20,000 shares which may be acquired upon exercise of a warrant.

(13) Includes 72,400 shares subject to a right of repurchase by the Company. Includes 23,450 shares issuable upon exercise of options held by Mr. Steimle, 81 of which shares will be vested as of 60 days from February 28, 1997; 4,800 shares held in an IRA by Alex. Brown & Sons as a custodian for the benefit of Mr. Steimle; and 4,000 shares held in an IRA by Alex. Brown & Sons as a custodian for the benefit of Jessica Steimle.

(14) Includes 72,400 shares subject to a right of repurchase by the Company. Includes 963,181 shares issuable upon exercise of options, 433,308 of which shares will be vested as of 60 days from February 28, 1997, and 667,424 shares which may be acquired upon exercise of warrants.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the other four executive officers of the Company (the "Named Executive Officers"), each of whose aggregate compensation for the year ended December 31, 1996 was in excess of $100,000 for services rendered in all capacities to the Company for such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                                                            NUMBER OF
                                                                   ANNUAL COMPENSATION     SECURITIES
                                                                  ----------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                          FISCAL YEAR    SALARY      BONUS        OPTIONS     COMPENSATION
---------------------------------------------------  -----------  ----------  ----------  -------------  -------------

Don Green(1) ......................................        1996   $  275,000  $  138,903      184,902     $   --
  Chairman of the Board and                                1995      185,000     115,625       25,000         --
  Chief Executive Officer

Carl J. Grivner(2) ................................        1996      235,000     106,349       --            74,080(3)
  President and                                            1995      102,115      48,894      212,000        14,690(4)
  Chief Operating Officer

Karen Godfrey .....................................        1996      105,000      25,077       --             --
  Corporate Controller and                                 1995      101,016      28,935       10,200         --
  Assistant Secretary

Glenn Lillich .....................................        1996      170,000      51,868       --             --
  Vice President, Domestic                                 1995      160,000      54,400       12,000         --
  Sales and Marketing

Dan E. Steimle ....................................        1996      170,000      51,868       --             --
  Vice President, Chief                                    1995      160,000      54,400       12,000         --
  Financial Officer, Treasurer
  and Secretary

------------------------

(1) Mr. Green holds 167,200 shares of the Company's Common Stock purchased pursuant to a restricted stock issuance agreement with an aggregate value on December 31, 1996 of $8,851,150 (net of consideration for the shares paid by Mr. Green). The Company has the right to repurchase the shares at the original purchase price per share upon Mr. Green's cessation of service prior to vesting in the shares. The repurchase right lapses as to 20% of the shares upon the completion of one year of service from the date of issuance, and as to the balance of the shares in a series of 48 equal successive monthly installments. As of December 31, 1996, the repurchase right has lapsed as to 66,880 shares.

(2) Mr. Grivner joined the Company in July 1995.

(3) Represents $34,377 in relocation expenses paid by the Company and forgiveness of $39,703 of principal and interest on a note payable to the Company. See "Certain Relationships and Related Transactions."

(4) Represents relocation expenses paid by the Company.

STOCK OPTION GRANTS TO NAMED EXECUTIVE OFFICERS

    The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers in 1996. No stock appreciation rights were granted to the Named Executive Officers during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS(1)
                                     ------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                      NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL RATES OF
                                     SECURITIES    TOTAL OPTIONS   EXERCISE OR                STOCK PRICE APPRECIATION
                                     UNDERLYING     GRANTED TO     BASE PRICE                    FOR OPTION TERM(2)
                                       OPTIONS     EMPLOYEES IN        PER      EXPIRATION   --------------------------
NAME                                   GRANTED      FISCAL YEAR     SHARE(3)       DATE           5%           10%
-----------------------------------  -----------  ---------------  -----------  -----------  ------------  ------------
Donald Green.......................     184,902           17.1%     $   12.50     06/25/06   $  1,453,548  $  3,683,577

Carl J. Grivner....................      --             --             --           --            --            --

Karen Godfrey......................      --             --             --           --            --            --

Glenn Lillich......................      --             --             --           --            --            --

Dan E. Steimle.....................      --             --             --           --            --            --

------------------------

(1) The option shown in the table is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee terminates employment prior to vesting in those shares. The shares vest in successive equal monthly installments over 24 months of service, measured from the date of grant. All the option shares will immediately vest in the event the Company is acquired by merger or asset sale, unless the options are assumed by the acquiring entity.

(2) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations based upon stock price appreciation at the assumed 5% and 10% compounded annual rates (as applied to the estimated fair market value of the option shares on the date of grant, not the current fair market value of those shares) and are not intended to forecast any actual or potential future appreciation, if any, in the value of the Company's stock price. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

(3) The exercise price for the shares of Common Stock subject to option grants made under the Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information with respect to the Named Executive Officers concerning their option exercises during 1996 and their option holdings as of December 27, 1996. None of the Named Executive Officers held any stock appreciation rights at the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                        NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISABLE        VALUE OF UNEXERCISABLE
                            SHARES                   OPTIONS AS OF DECEMBER 27,     IN-THE-MONTH OPTIONS AS OF
                           ACQUIRED                            1996(2)                 DECEMBER 27, 1996(3)
                              ON         VALUE      -----------------------------  -----------------------------
                           EXERCISE   REALIZED(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                           ---------  ------------  ------------  ---------------  ------------  ---------------
Donald Green.............     --      $    --           108,558         181,344     $5,193,968    $   7,892,539

Carl J. Grivner..........     46,666     2,292,467       12,401         152,933        650,503        8,039,699

Karen Godfrey............     20,000       170,000       36,440          38,760      1,928,445        2,043,593

Glenn Lillich............     --           --           160,534          87,466      8,533,982        4,630,868

Dan E. Steimle...........    160,000       236,000       18,400          33,600        971,200        1,767,300

------------------------

(1) Based upon the difference between the exercise price and the fair market value of the Company's Common Stock on the date of exercise.

(2) Although each option is immediately exercisable for all the option shares, any shares purchased under the option are subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee terminates employment prior to vesting in those shares. Twenty percent of the option shares will vest upon optionee's completion of one year of service measured from the vesting date, and the balance will vest in successive equal monthly installments over the next 48 months of service thereafter (other than 184,902 of Mr. Green's options, which vest in successive equal monthly installments over 24 months of service measured from the date of grant). All the option shares will immediately vest in the event the Company is acquired by merger or asset sale, unless the options are assumed by the acquiring entity. Accordingly, the table reflects such option shares as to which the repurchase right has lapsed under the "exercisable" column and such option shares subject to the repurchase right under the "unexercisable" column.

(3) Based on the last reported sale price of the Company's Common Stock on December 27, 1996 ($53.25 per share) less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    The Compensation Committee as Plan Administrator of the 1996 Stock Incentive Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the 1996 Stock Incentive Plan, in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee may condition such accelerated vesting upon the individual's termination of service within a designated period following the acquisition or hostile change in control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since its inception, the Company has issued and sold, in private placement transactions, shares of Preferred Stock and warrants to purchase Common Stock to the Company's executive officers, directors and/or greater than 5% stockholders as follows:

                                                 COMMON      COMMON      COMMON      COMMON
                                               EQUIVALENT  EQUIVALENT  EQUIVALENT  EQUIVALENT
                                               SHARES OF   SHARES OF   SHARES OF   SHARES OF
                                                SERIES A    SERIES B    SERIES C    SERIES D
                                               PREFERRED   PREFERRED   PREFERRED   PREFERRED    COMMON STOCK
INVESTOR(1)                                     STOCK(2)    STOCK(3)    STOCK(4)    STOCK(5)      WARRANTS
---------------------------------------------  ----------  ----------  ----------  ----------  ---------------
B.J. Cassin..................................   1,285,458     175,029     109,656      --          339,908(6)

Coral Partners II............................      43,862       6,838   1,353,462     208,487    1,234,280(7)

Donald Green.................................     681,552      --          --          --          294,044(8)

Dan E. Steimle...............................      --          --           5,483      --            5,000(9)

St. Paul Venture Capital, Inc................   1,485,720     231,602     439,655     263,174      831,880(10)

Tellabs, Inc.(11)............................      --       1,141,322      13,176   1,403,597    1,352,836(12)

Vanguard IV, L.P.(13)........................   1,485,720     231,602     351,956      87,725      779,464(14)

------------------------

 (1) Shares held by all affiliated persons and entities have been aggregated. See "Security Ownership of Certain Beneficial Owners and Management" for more detail on shares held by these purchasers.

 (2) Shares of Series A Preferred Stock were issued in January and April 1993 at an effective common equivalent per share price of $0.45597.

 (3) Shares of Series B Preferred Stock were issued in October 1993 at an effective common equivalent per share price of $2.27985.

 (4) Shares of Series C Preferred Stock were issued in March and May 1994 at an effective common equivalent per share price of $2.27985.

 (5) Shares of Series D Preferred Stock were issued in October 1994 at an effective common equivalent per share price of $2.84982.

 (6) 80,292 of these Common Stock Warrants were exercised in February 1995, at the following exercise prices: 6,472 at $0.025 per share and 73,820 at $0.125 per share. The remaining 259,616 warrants have an exercise price of $1.165 per share.

 (7) An aggregate of 1,207,327 shares of Common Stock were issued upon exercise of these Common Stock Warrants in October 1996 at an exercise price of $1.165 per share.

 (8) These Common Stock Warrants have the following exercise prices: 255,316 at $0.025 per share and 38,728 at $0.125 per share.

 (9) These Common Stock Warrants were exercised in July 1995 at an exercise price of $1.165 per share.

(10) These Common Stock Warrants have the following exercise prices: 6,472 at $0.025 per share, 63,260 at $0.125 per share, 150,000 at $0.25 per share and
    612,148 at $1.165 per share.

(11) Brian Jackman, an affiliate of Tellabs, Inc., is a director of the Company.

(12) 1,042,836 of these Common Stock Warrants were exercised in May 1995 at an exercise price of $1.165 per share. The remaining 310,000 warrants have the following exercise prices: 300,000 at $0.25 per share and 10,000 at $1.165 per share.

(13) Clifford H. Higgerson, an affiliate of Vanguard IV, L.P., is a director of the Company.

(14) An aggregate of 767,463 shares of Common Stock were issued upon exercise of these Common Stock Warrants in October 1996 at the following exercise prices: 6,469 at $0.025 per share, 70,666 at $0.125 per share, 149,347 at
    $0.25 per share and 540,981 at $1.165 per share.

    The foregoing table has been adjusted to reflect the conversion of each outstanding share of Series A, Series B, Series C and Series D Preferred Stock of the Company into 1.09656 shares of Common Stock in October 1996. Each holder of such shares of Common Stock issued upon conversion of Preferred Stock is entitled to certain registration rights.

    In connection with the issuance and sale of Preferred Stock, the Company entered into an indemnity agreement with its Preferred Stock investors (other than investors of Series F Preferred Stock) pursuant to which the Company agreed to indemnify such investors from the financial dilution they may experience as a result of the costs and potential liabilities of the Company arising in connection with certain litigation with DSC. In connection with the settlement of the litigation with DSC, the Company entered into an Amended and Restated Indemnity Agreement (the "Amended Indemnity Agreement") with such investors. Pursuant to the Amended Indemnity Agreement, the indemnification was limited to the costs and expenses of the litigation and was effected by amending the Company's Certificate of Incorporation in August 1996 to adjust the rate at which each series of Preferred Stock (other than Series F) converts into Common Stock. The rate at which each share of Series A, Series B, Series C and Series D Preferred Stock converts into Common Stock was adjusted so that each of such shares converted into 1.09656 shares of Common Stock and the rate at which each share of Series E Preferred Stock converts into Common Stock was adjusted so that each share of Series E Preferred Stock converted into 1.02529 shares of Common Stock. Such conversion into Common Stock automatically occurred in October 1996. Upon amendment of the Certificate of Incorporation in August 1996, the Amended Indemnity Agreement was terminated and no further indemnification obligation remains.

    In October 1995, the Company loaned to Carl Grivner, the President and Chief Operating Officer of the Company, the sum of $100,000 to assist him in relocating to Northern California. Such loan bears interest at the rate of 6.37% per annum, with accrued interest due and payable annually on July 19 of each year, and the principal of such loan is due and payable in three equal installments on July 19 of 1996, 1997 and 1998. In August 1996, the Company forgave one-third of the principal balance and interest accrued through July 19, 1996. As of December 31, 1996, two-thirds of the principal balance of this loan remained outstanding.

    In May 1995, the Company issued an aggregate of 563,600 shares of Common Stock at $0.3125 per share to certain key employees pursuant to compensation agreements approved by the Company's Board of Directors. In connection with such issuance, each such employee paid for the restricted stock by issuing a secured note payable to the Company. The Company has the right to repurchase such stock at the original purchase price per share upon the purchaser's cessation of service prior to vesting in such shares. The repurchase right lapses with respect to the shares, and each purchaser vests in his shares, as follows: 20% of the shares upon completion of one year of service measured from the date of issuance, and the balance of the shares in a series of equal successive monthly installments upon the purchaser's completion of each of the next 48 months of service thereafter. Such stock is also subject to the Company's right of first refusal, which is exercisable in the event the purchaser decides to sell or otherwise transfer any of the shares purchased prior to the initial public offering of Common Stock. Donald Green, the Company's Chief Executive Officer, purchased 167,200 shares of Common Stock and issued a note payable to the Company in the amount of $52,250. The note is secured by shares of Preferred Stock owned by Mr. Green. Such note bears interest at the rate of 6.5% per annum with the entire principal balance of the note, together with all accrued or unpaid interest, due and payable on December 13, 2000.

    AFC and Tellabs Operations, Inc. ("Tellabs Operations"), a subsidiary of Tellabs, Inc., a stockholder of the Company, entered into a general partnership in 1994 to design, develop, manufacture and distribute a new product line derived from the UMC system. AFC contributed a non-exclusive license to use the UMC technology, Tellabs Operations contributed cash to the joint venture, and each received defined marketing rights for the developed technology. On December 23, 1996, the Company and Tellabs Operations entered into an agreement to terminate the partnership. In connection with the dissolution, Tellabs Operations reimbursed the Company $1,683,000 for all loans and advances made by the Company to date. In addition, the Company and Tellabs Operations entered into a License and Marketing Agreement and an OEM Agreement. Under the License and Marketing Agreement, the Company granted to Tellabs Operations a license to use the UMC technology in the development, manufacture, and distribution of coaxial systems for specified markets. In return, the Company will receive royalties from the sale of these systems. Under the OEM Agreement the Company agreed to manufacture the UMC products for Tellabs Operations.

    The Company has granted options to certain of its directors and executive officers. See "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management."

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors established a Compensation Committee in May 1994. During the last fiscal year, Messrs. Higgerson and Jackman served as members of the Compensation Committee. Neither of these individuals has served at any time as an officer or employee of the Company. Prior to the establishment of the Compensation Committee, all decisions relating to executive compensation were made by the Company's Board of Directors. For a description of the transactions between the Company and members of the Compensation Committee and entities affiliated with such members, see "Certain Relationships and Related Transactions." No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee"), is composed of two outside directors within the meaning of Section 162(m) of the Internal Revenue Code, and develops and oversees the Company's executive compensation strategy. The Company's executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company's business objectives and enhancing stockholder value. The Committee reviews on an ongoing basis all aspects of executive compensation and has retained an independent compensation consulting firm to assist in assessing executive compensation policies and programs. The Committee reviewed the consultant's 1995 study, which confirmed the stated compensation strategy. In addition, the Committee recommends for consideration and approval by all of the outside directors the compensation for the Chairman of the Board.

    The Committee's executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

    - Reinforce the importance of management's focus on enhancing stockholder value.

    - Ensure alignment of management's compensation with the annual and long-term performance of the Company.

    - Reward exceptional performance by means of competitive compensation opportunities.

    - Enable the Company to attract and retain a highly qualified management team.

    The three key elements of the Company's compensation program are base salary, a management incentive bonus plan and long term incentives, which consist primarily of stock options.

BASE SALARY

    The Committee annually reviews each executive's base salary. The expected level of pay for each position is established at between the 50th and 75th percentile of comparable positions of similar companies as determined by external industry surveys of compensation of executives in similar positions. In making comparisons with the compensation of executives of similar companies, the Committee considers national salary survey data for companies comparable to the Company with respect to size and gross revenues. The Committee believes that the Company competes with these organizations for executive talent.

    In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Additional factors considered include the executive's length of time in the position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The Committee does not apply a specific formula or weight to the factors considered. For 1996 the Committee exercised its discretionary judgment based upon the criteria listed above and the recommendations of the Chief Executive Officer to determine the appropriate salary adjustments.

ANNUAL INCENTIVE COMPENSATION

    All executives at the Director level and above participate in the AFC Management Incentive Plan. At the beginning of each year, the Committee establishes performance goals for the Company for that year. These goals are tied to the Company's annual operating plan and include revenues, gross margins, and operating profit. The plan provides for payment of a designated amount based upon achievement of specific financial objectives. Performance is measured as a percent of attainment against these objectives.

    Additionally, at the beginning of each year the Committee establishes incentive award guidelines for the four levels of participants in the plan. The percentage of total annual pay attributable to incentive compensation increases proportionately with the executive's level of management responsibility.

    Plan bonuses are paid quarterly up to 125% of targeted goals. In the event performance exceeds 125% of targeted goals for the year, the additional bonus amount in excess of the 125% is paid out annually.

LONG-TERM INCENTIVE COMPENSATION

    Long-term incentives are linked to the growth in the value of the Company's Common Stock and consist primarily of stock options. All stock options have been granted with an exercise price equal to the fair market value of the stock at the time of grant, and, therefore provide no compensation to the executive unless the value of the stock increases. The Committee encourages executives to maintain a long-term ownership position in the Company's Common Stock. The Committee believes that through the use of incentive stock options the interests of the Company's executives are directly related to enhancing stockholder value.

    Each year, the Committee establishes guidelines and incentive option amounts based on position level, base salary and current competitive practice as indicated by industry compensation surveys of comparable companies. Individual departments then make their recommendations to the Chief Executive Officer and Chief Operating Officer based on each individual's past and expected contributions to the achievement of the Company's long-term performance goals. The Chief Executive Officer and Chief Operating Officer adjust and/or approve the recommendations that are forwarded to the Committee. The Committee approves incentive option awards to executives based on its discretionary judgment taking into consideration the above mentioned criteria and recommendations. To ensure that these option grants are linked to performance, the Committee does not consider prior stock option grants when making these awards.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Donald Green is the Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Green is also one of the original founders of the Company. In determining Mr. Green's base salary, incentive compensation and long-term incentive compensation for 1996 and prior years, the Committee considered both the Company's performance and Mr. Green's individual performance by the same measures described above for determining executive compensation.

    In connection with Mr. Green's (i) efforts to facilitate the settlement of all outstanding litigation between DSC and the Company, (ii) dedication to the Company and its stockholders as exemplified by the Company's exceptional performance, and (iii) leadership, experience, abilities and recognition as an industry leader, the Committee awarded Mr. Green 184,902 non-qualified stock options in 1996, which vest in successive monthly installments over 24 months of service, measured from the date of grant.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per officer in any year, but contains an exception for performance-based compensation that satisfies certain conditions.

    The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1996 Stock Incentive Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

    While it is unlikely that other compensation payable to any executive officer would exceed the deduction limit in the near future, the Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for executive officers, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

April 4, 1997

           COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS
                             Clifford H. Higgerson
                                 Brian Jackman

                               PERFORMANCE GRAPH

    The following performance graph compares the cumulative total return on the Company's Common Stock with a comparable return of the S&P 500 Index (the "S&P 500") and the S&P High Technology Composite Index (the "Peer Group").

    The graph assumes that $100 was invested at the time of the Company's initial public offering on October 1, 1996 in each of the Company's Common Stock, the S&P 500 and the Peer Group, and that dividends in the S&P 500 and Peer Group were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF AFC, THE S&P 500 AND THE COMPANY'S PEER GROUP
                                                                    AFC    S&P 500    Peer Group
10/1/96                                                         $100.00    $100.00       $100.00
10/31/96                                                        $229.00    $102.00       $100.00
11/29/96                                                        $196.00    $110.00       $114.00
12/27/96                                                        $213.00    $110.00       $114.00

                                                          10/1/96     10/31/96     11/29/96     12/27/96
                                                        -----------  -----------  -----------  -----------
AFC...................................................   $     100    $     229    $     196    $     213
S&P 500...............................................   $     100    $     102    $     110    $     110
Peer Group............................................   $     100    $     100    $     114    $     114

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 8, 1997. The proposal must be mailed to the Company's principal executive offices, 1 Willow Brook Court, Petaluma, CA 94954, Attention Dan E. Steimle. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

    It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          /s/ DONALD GREEN
                                          -----------------------------
                                          Donald Green

                                          CHAIRMAN OF THE BOARD

April 4, 1997

Petaluma, California

P  R  O  X  Y

                         [LOGO]       AFC-REGISTERED TRADEMARK-
                         ADVANCED FIBRE COMMUNICATIONS

                                  DETACH HERE                             AFCF

REVOCABLE PROXY        ADVANCED FIBRE COMMUNICATIONS, INC.      REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of Advanced Fibre Communications, Inc. (the "Corporation") hereby appoints Carl Grivner and Dan E. Steimle, and each or either of them, with full power of substitution in each of them, as proxies of the undersigned, and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 1:00 p.m. on May 14, 1997, at the offices of the Corporation, 9 Willow Brook Court, Petaluma, California 94954, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

   This proxy will be voted as directed by the undersigned stockholder. The Board recommends a vote FOR Proposals 1 and 2. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1997 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the notice of annual meeting and proxy statement.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                              SEE REVERSE SIDE

Dear Stockholder:

The officers and directors of Advanced Fibre Communications, Inc. ("AFC") cordially invite you to attend the Annual Meeting of Stockholders, Wednesday, May 14, 1997 at 1:00 p.m., at the offices of AFC, 9 Willow Brook Court, Petaluma, California.

Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/ DONALD GREEN

Donald Green
Chairman of the Board
and Chief Executive Officer




                                  DETACH HERE                             AFCF

   PLEASE MARK
/X/VOTES AS IN
   THIS EXAMPLE.


1. Election of Directors

NOMINEES: Carl Grivner and Clifford H. Higgerson

         FOR             WITHHELD
        /   /             /   /

/   / _______________________________________
      For both nominees except as noted above


2. Ratify the appointment of KPMG        FOR     AGAINST    ABSTAIN
   Peat Marwick LLP as independent      /   /     /   /     /   /
   auditors of the Corporation.

3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

           MARK HERE                     MARK HERE
          FOR ADDRESS   /   /           IF YOU PLAN     /   /
          CHANGE AND                   TO ATTEND THE
         NOTE AT LEFT                  ANNUAL MEETING


Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in Partnership name by an authorized person.

Signature: _______________ Date: ______ Signature: _______________ Date: ______